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Exhibit 21

PRIMEDIA Inc. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
About, Inc.	DE
AgriClick LLC	DE
Canadian Red Book, Inc.	Canada
Canoe & Kayak, Inc.	DE
Channel One Communications Corporation	DE
Channel One Interactive, Inc.	DE
ConsumerClick Corp.	DE
Cover Concepts Marketing Services, LLC	DE
CSK Publishing Company, Inc.	DE
Distributech LLC	DE
Films For The Humanities & Sciences, Inc.	DE
Go Lo Entertainment, Inc.	DE
Guias do Brasil Ltda.	Brazil
Haas Publishing Companies, Inc.	DE
Hacienda Productions, Inc.	DE
HPC Brazil, Inc.	DE
HPC do Brasil Ltda.	Brazil
HPC Interactive, Inc.	DE
HPC Interactive, LLC	DE
HPCi Reality Inc.	NY
HSW Video LLC	DE
IndustryClick Corp.	DE
IntelliChoice, Inc.,	CA
Intertec Publishing (UK) Limited	UK
Kagan Asia Media Ltd.	UK
Kagan Media Appraisals, Inc.	CA
Kagan Seminars, Inc.	CA
Kagan World Media, Inc.	DE
Kagan World Media Limited	UK
McMullen Argus Publishing, Inc.	CA
Media Central Acquisition, LLC	DE
Media Central IP Corp.	DE
Media Central LLC	DE
Motor Trend Auto Shows Inc.	DE
Paul Kagan Associates, Inc. (f/k/a PKA Acquisition Corp)	DE

PRIMEDIA Business Magazines & Media Inc. (fka Intertec Publishing)	DE
PRIMEDIA California Digital Inc. (f/k/a EMAP Digital USA)	DE
PRIMEDIA Companies Inc.	DE
PRIMEDIA Digital Video Holdings LLC	DE
PRIMEDIA Enterprises, Inc.	DE
PRIMEDIA Enthusiast Publications, Inc.	PA
PRIMEDIA Finance Shared Services, Inc.	DE
PRIMEDIA Holdings III, Inc.	DE
PRIMEDIA Information, Inc.	DE
PRIMEDIA International, Inc.	DE
PRIMEDIA Investment LLC	DE
PRIMEDIA Leisure Group Inc. (f/k/a EMAP Inc.)	DE
PRIMEDIA Magazine Finance, Inc.	DE
PRIMEDIA Magazines, Inc.	DE
PRIMEDIANet Inc.	DE
PRIMEDIA Prism LLC	DE
PRIMEDIA Productions Dallas LLC (f/k/a PRIMEDIA Digital Video LLC)	DE
PRIMEDIA Special Interest Publications, Inc.	DE
PRIMEDIA Speciality Group Inc. (f/k/a EMAP USA Inc.)	DE
PRIMEDIA TeenClick Corporation	DE
PRIMEDIA Ventures, Inc.	DE
PRIMEDIA Workplace Learning LLC	DE
PRIMEDIA Workplace Learning LP	DE
PRIMEDIA Youth Entertainment LLC	DE
Simba Information, Inc.	CT
The Virtual Flyshop, Inc.	CO
Westcott PRIMEDIA Limited	UK

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PRIMEDIA Inc. SUBSIDIARIES